                                                                EXHIBIT(h)(4)(c)

                               AMENDMENT NO. 2 TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         The Master Administrative Services Agreement (the "Agreement"), dated June 1, 2000, as amended, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Tax-Exempt Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                              AIM TAX-EXEMPT FUNDS



PORTFOLIOS                                EFFECTIVE DATE OF AGREEMENT
----------                                ---------------------------
AIM High Income Municipal Fund                   June 1, 2000

AIM Tax-Exempt Cash Fund                         June 1, 2000

AIM Tax-Free Intermediate Fund                   June 1, 2000"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: September 10, 2001
      -------------

                                                   A I M ADVISORS, INC.

Attest: /s/ P. MICHELLE GRACE                      By: /s/ ROBERT H. GRAHAM
        ---------------------                         ---------------------
        Assistant Secretary                           Robert H. Graham
                                                      President

(SEAL)
                                                   AIM TAX-EXEMPT FUNDS

Attest: /s/ P. MICHELLE GRACE                      By: /s/ ROBERT H. GRAHAM
        ---------------------                         ---------------------
        Assistant Secretary                           Robert H. Graham
                                                      President


(SEAL)